UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2007

INTERACTIVE TELEVISION NETWORK, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-50122	98-0372720
(Commission File Number)	(I.R.S. Employer Identification No.)

23241 Ventura Boulevard, Suite 101 Woodland Hills, CA	91364
(Address of Principal Executive Offices)	(Zip Code)

(866) 988-4988
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

Background.

On July 11, 2007, ITVN, Inc., a Nevada corporation (“ITVN”), entered into an asset purchase agreement with BroadShift Inc., a corporation existing under the laws of the Province of Ontario, Canada (“BroadShift”). ITVN, Inc. is a wholly-owned subsidiary of Interactive Television Networks, Inc., a Nevada corporation (the “Registrant”). The Registrant conducts substantially all of its operations through ITVN, and substantially all of the operating assets related to the operation of the Registrant’s digital video internet distribution business are owned by ITVN. Under the July 2007 asset purchase agreement, ITVN agreed to sell and transfer substantially all of its assets to BroadShift, or a new subsidiary of BroadShift.

As disclosed in the Registrant’s Form 8-K filed on July 17, 2007, the closing of the acquisition was subject to, among other conditions, the completion of an initial public offering by BroadShift in which BroadShift raises no less than Canadian $20,000,000. As disclosed in the Registrant’s Form 8-K filed on October 12, 2007, BroadShift’s initial public offering was not effected and the sale of ITVN’s assets to BroadShift under the July 2007 asset purchase agreement was terminated in October 2007.

For the fiscal years ended December 31, 2006 and 2005, ITVN had net losses of $6,125,000 and $3,726,000, respectively. ITVN’s total revenues for the fiscal years ended December 31, 2006 and 2005 were only $1,045,000 and $767,000, respectively. On a consolidated basis, the Registrant’s net losses for the fiscal years ended December 31, 2006 and 2005 were $7,277,000 and $6,187,000, respectively. Since entering into the initial asset purchase agreement with BroadShift in July 2007, ITVN’s business has continued to operate at a significant loss. ITVN has reduced its operations and, since July 2007 has funded a significant portion of its working capital needs through the sale of its set-top boxes to BroadShift and through cash advances made to ITVN by BroadShift.

During 2005 and 2006, the Registrant funded all of the working capital needs of ITVN through loans/advances. The Registrant obtained the proceeds necessary to fund both its own working capital needs and the working capital deficits of ITVN through the sale of its securities. In particular, the Registrant sold secured convertible debentures having an aggregate initial principal amount of $8,350,000. The Registrant’s obligations under the debentures are secured by liens on the assets of the Registrant, and some of the debentures also are secured by a lien on the assets of ITVN.

The Registrant has not made, and currently is unable to make all of the payments required to be made under the outstanding debentures. Accordingly, the holders of the debentures could declare a default on the debentures and foreclose on their collateral, consisting of all of the assets of both the Registrant and ITVN. Despite significant efforts by the Registrant’s management, the Registrant has been unable raise additional capital to pay the amounts due under the outstanding debentures and to fund the operations of ITVN. Therefore, in order to preserve value for the stockholders of the Registrant and to maximize the return for the creditors of the companies, both the Registrant and ITVN have been seeking alternatives strategies, including strategic relationships with third parties and selling ITVN’s assets. The attempted sale of the ITVN assets to BroadShift in July 2007, and the November 8, 2007 Asset Purchase Agreement between ITVN and BroadShift described below were entered into in order to realize some value for the companies.

New Agreement for the Sale of ITVN, Inc. Assets.

On November 8, 2007, ITVN and BroadShift entered into a new Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which ITVN again agreed to sell its remaining assets to BroadShift. BroadShift is a Canadian aggregator and distributor of narrowcast Internet protocol television that has filed a preliminary prospectus with the securities regulatory authorities in Canada related to an initial public offering of approximately CDN $6,000,000 of its common shares.

Terms of the Asset Purchase Agreement

Under the Asset Purchase Agreement, ITVN has agreed to sell and transfer to BroadShift, or a new subsidiary of BroadShift, substantially all of its assets, including ITVN’s remaining inventory of set-top boxes, all of the subscribers for its subscription based network of television programming services, most of its intellectual properties related to its operations (including its trademarks, most of its URLs, customer lists and know-how), and all of its video content agreements (certain content agreements were entered into by the Registrant, which agreement are not being transferred to BroadShift). ITVN will not, however, sell the “itvn.com” and “xtv.com” URLs through which it has conducted its current business. The Registrant is not a party to the Asset Purchase Agreement.

The purchase price under the Asset Purchase Agreement for the assets of ITVN consists of the following: (i) U.S. $1,600,000 payable in cash, (ii) U.S. $3,000,000 payable in BroadShift convertible debentures, and (ii) a number of the BroadShift’s common shares equal to CDN $2,000,000 divided by the price at which BroadShift’s common shares and warrants are sold in BroadShift’s initial public offering. In addition, ITVN will receive warrants to purchase an estimated 1,500,000 shares of BroadShift common stock at a price of CDN $1.00 per share. The price at which BroadShift’s securities will be sold in the initial public offering has not yet been established, but is currently estimated to be approximately CDN $0.50 for a unit consisting of one share and one warrant. Because ITVN’s operations have not generated sufficient cash to fund its working capital needs, BroadShift has to date advanced approximately U.S. $1,100,000 of the U.S. $1,600,000 portion of the purchase price to ITVN. ITVN has used these advances to maintain its operations pending the sale of its assets. Therefore, the actual amount of cash that ITVN will get at the closing will be reduced by the foregoing advances ($1,100,000 to date).

The Asset Purchase Agreement contains customary representations and warranties from ITVN and BroadShift. The closing of the acquisition is subject to certain additional conditions, including, among others: (i) the completion of an initial public offering by BroadShift in which BroadShift raises no less than CDN $4,000,000, (ii) BroadShift’s common shares are approved for listing on the TSX Venture Exchange in Toronto; and (iii)  the release and discharge of any liens on ITVN’s assets held by the holders of the secured debentures. ITVN currently expects the initial public offering of BroadShift and the subsequent sale of ITVN’s assets to BroadShift to occur during November 2007. No assurance can, however, be given that the closing of the asset sale will occur in November 2007, or at all.

The Asset Purchase Agreement may be terminated under certain circumstances, including by any party after November 30, 2007 if the acquisition has not been completed due to no fault of the terminating party.

The assets to be sold by ITVN are currently encumbered by a lien in favor of the holders of the Registrant’s debentures having a current outstanding principal balance of approximately $8.2 million. Accordingly, in order to obtain the release of the lien on these assets, ITVN will have to repay these debentures at the closing. However, the purchase price (cash, BroadShift shares, BroadShift debentures) and the value of the other assets to be received by ITVN (the BroadShift warrants) from BroadShift will not be sufficient to repay all of the secured and unsecured indebtedness of ITVN and the Registrant. Accordingly, ITVN has been engaged in discussions with the holders of the secured debentures regarding the release of the liens on ITVN’s assets in exchange for a partial repayment of the secured indebtedness. To date, no agreement has been reached with the holders of the secured indebtedness. Since the holders of the debentures will receive significantly less than the amount that they are owed under the debentures, no assurance can be given that the debenture holders will agree to release their liens. In the event that the secured debenture holders do not agree to release their liens, ITVN will not be able to sell its assets to BroadShift. If ITVN cannot sell its assets, BroadShift will cease funding ITVN’s working capital needs, and ITVN may have to cease its operations.

In order to obtain the release of the liens on its assets, ITVN has offered to transfer to the holders of the secured debentures substantially all of the consideration that ITVN will receive under the Asset Purchase Agreement (i.e. most, if not all, of the cash, BroadShift shares, BroadShift debentures and BroadShift warrants). If the foregoing offer is accepted by the holders of the secured debentures, following the sale of its assets to BroadShift, ITVN will have no operations and very few assets (consisting mostly of certain cash advances that will be refunded to it in the near future).

ITVN and the Registrant are currently involved in a lawsuit (the “Koenig Lawsuit”) pending in the Superior Court of the State of California, County of Orange against David Koenig, Holio, Inc. and Holio.net (collectively, the “Koenig Parties”) that may, depending on the outcome of the legal proceedings, result in the return of certain assets to the company and the possible recovery of additional damages. In the Koenig Lawsuit, the Koenig Parties claim that they are owed approximately $427,000 under a promissory note and approximately $170,000 of interest, attorneys fees, unpaid consulting fees and unpaid licensing fees. ITVN however has sued the Koenig Parties for the return of ITVN’s URLs, including in particular the “itvn.com” and “xtv.com” URLs, and for damages that resulted from the wrongful possession by the Koenig Parties of those URLs. These URLs are currently registered in the names of David Koenig, Holio, Inc. or Holio.net. The Registrant and ITVN have alleged that the improper possession by the Koenig Parties of ITVN’s URLs has significantly damaged ITVN’s operations and the value of its assets. The Superior Court also is currently holding approximately $148,000 of ITVN’s cash pending the outcome of the Koenig Lawsuit. Should ITVN prevail in the Koenig Lawsuit, ITVN could have its $148,000 released, could have its URLs returned, and could recover damages against the Koenig Parties. ITVN has agreed to offer BroadShift the right to negotiate for the purchase of the “itvn.com” and “xtv.com” URLs if they are returned to ITVN. However, since BroadShift has already structured its post-acquisition Internet connections on the assumption that ITVN will not be able to deliver the “itvn.com” and “xtv.com” URLs, BroadShift may not want to purchase those URLs, or if it did, it would do so at a substantially lower price. ITVN believes that it can sell those URLs for a substantial amount to third parties even if BroadShift does not purchase the URLs.

Actions and Operations After the ITVN Transaction.

Following the sale of its assets to BroadShift, ITVN will have no operating assets and will cease all operations.

The Registrant’s principal business activities to date have been conducted through ITVN. Since ITVN will no longer operate a proprietary, subscription based network of television programming and video on-demand services, the Registrant will not have any active business following the consummation of the asset sale by ITVN under the Asset Purchase Agreement. Following the sale of ITVN’s assets, the Registrant will, however, continue to be a company registered under the Securities Exchange Act of 1934, as amended. As a "reporting company" whose shares of common stock are quoted on the OTC Bulletin Board, management believes the Registrant may be more attractive to a private acquisition target. Therefore, the Registrant intends to assess various options and strategies to acquire or otherwise reorganize with another business. In analyzing prospective business opportunities, management will consider, to the extent applicable, the available technical, financial and managerial resources of any given business venture. The Registrant has not yet conducted any search of prospective business opportunities, and there is no assurance that the Registrant will be able to acquire a business opportunity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERACTIVE TELEVISION NETWORK, INC.

Date: November 15, 2007	By:	/s/ CHARLES PRAST
Charles Prast, Chief Executive Officer